UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2009

CT Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26599	26-2983120
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

3344 Hill Street, San Diego, California 92106

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (212) 924-4000

College Tonight, Inc.
6380 Wilshire Boulevard, Suite 1020, Los Angeles, California 90048

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On April 15, 2009 the Company’s Board of Directors approved and the Company closed on the sale of a private offering of 253,333,332 shares of common stock to Accredited Investors, raising gross proceeds of approximately $76,000. The proceeds of the private placement will be utilized for corporate purposes related to the Company’s restructuring.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2009 Zachary R. Suchin, Milton Suchin and Jason Schutzbank each resigned as officers and directors of the Company. Zachary Suchin had previously been a director and had held the position of President and CEO; Milton Suchin had previously been a director and had held the position of Chairman of the Board of Directors and Mr. Schutzbank had previously been a director and had held the position of Executive Vice President and Chief Technical Officer. Copies of Zachary R. Suchin, Milton Suchin and Jason Schutzbank resignation letters are annexed hereto as Exhibits 17.1, 17.2 and 17.3, respectively.

In connection with the above named corporate actions, on April 15, 2009 the Company purchased and retired 13,125,000 shares of common stock owned by Zachary R. Suchin, Milton Suchin and Jason Schutzbank in exchange for the Company’s agreement to pay certain accrued expenses which such individuals were obligated to pay in the amount of $17,985.36. The Company’s agreement is to pay such obligation at a rate of $1,340 per month for a period of five (5) months with the balance due if and when the Company completes a merger or acquisition transaction with another company. The Company also contemporaneously cancelled and retired an additional 4,000,000 shares of common stock that were issued to Zachary R. Suchin and Jason Schutzbank (2,000,000 shares each) but were subject to cancellation in the event that certain performance targets were not met.

On April 15, 2009 the a majority of the shareholders of the Company, acting without a meeting pursuant to Delaware Law, elected Valerie Vekkos to serve as a Director of the Company. Ms. Vekkos’ appointment as a Director was ratified by the Board of Directors of the Company on April 15, 2009 at which time the Board also elected Ms. Vekkos to serve as its interim CEO and Secretary. The Company has agreed to engage and compensate Zephyr Equities, Inc., an entity owned and controlled by Valerie Vekkos, as a consultant for the services Ms. Vekkos will be rendering to the Corporation as Chief Executive Officer and Secretary, by monthly payment of $1,458 for a period of twelve months.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Effective April 17, 2009, the Company amended its Certificate of Incorporation. The amendments included: (i) the change in the name of the Company from College Tonight, Inc. to CT Holdings, Inc.; and (ii) an increase in the authorized common stock of the Company from 100,000,000 shares of common stock, par value $.001 to 500,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of Preferred Stock, par value $0.001. The amended certificate of incorporation is attached as Exhibit 3.1 hereto.

Item 8.01.  Other Events.

On April 16, 2009, the Company issued a press release announcing the matters set forth herein. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

3.1	First Amended and Restated Certificate of Incorporation
17.1	Resignation of Zachary R. Suchin
17.2	Resignation of Milton Suchin
17.3	Resignation of Jason Schutzbank
99.1	Press Release date April 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2009

By:	/s/ Valerie Vekkos
Valerie Vekkos Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

3.1	First Amended and Restated Certificate of Incorporation
17.1	Resignation of Zachary R. Suchin
17.2	Resignation of Milton Suchin
17.3	Resignation of Jason Schutzbank
99.1	Press Release date April 16, 2009